Exhibit 99.1

Globus Medical Reports 2012 Second Quarter Results

AUDUBON, PA, August 21, 2012: Globus Medical, Inc. (NYSE:GMED), a leading spinal implant manufacturer, today announced its financial results for the quarter ended June 30, 2012.

•	Sales were $96.0 million, an 18.6% increase from the second quarter of 2011

•	Net income increased 19.4% to $19.0 million, or $0.21 per diluted share

•	Non-GAAP Adjusted EBITDA was 36.1% of sales, comparable with last year

David Paul, Chairman and CEO commented, “I am extremely pleased with our second quarter results. We continue to grow well in excess of the industry averages by introducing better solutions for our customers and patients. In addition, we have maintained our focus on efficient operations and healthy cash flow.”

Second quarter net sales were $96.0 million, compared to $80.9 million last year, representing an 18.6% increase. Increased sales were primarily driven by growth from key disruptive products, including our minimally invasive surgical (MIS) and lateral platform products. International sales grew 38.2% over the same quarter in 2011 and currently represent 7.7% of total sales.

Selling, general and administrative expenses (SG&A) were $41.2 million in the quarter, or 43.0% of sales, up slightly from 41.7% last year. The increase in SG&A is attributable primarily to increased investment in headcount associated with the Company's Algea Therapies interventional pain management division.

Net Income for the quarter was $19.0 million or $0.21 per diluted share, as compared to $15.9 million, or $0.18 per diluted share in 2011. Non-GAAP Adjusted EBITDA was 36.1% of net sales, compared to 35.9% last year.

Cash and cash equivalents for the quarter increased by $6.5 million, to end the first half of 2012 at $165.6 million.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading spinal implant manufacturer and is based in Audubon, Pennsylvania. The company was founded in 2003 by an experienced team of spine professionals with a shared vision to create products that enable spine surgeons to promote healing in patients with spinal disorders.

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, a “non-GAAP financial measure”, as defined by the Securities and Exchange Commission. Adjusted EBITDA represents net income before interest (income)/expense, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, changes in the fair value of contingent consideration in connection with business acquisitions and provision for litigation settlements. We present Adjusted EBITDA because we believe it is a useful indicator of our operating performance. Management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. We also believe Adjusted EBITDA is useful to our management and investors as a measure of comparative operating performance from period to period and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization) and items outside the control of our management (primarily income taxes and interest income and expense). Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.

Adjusted EBITDA should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with U.S. generally accepted accounting principles (GAAP), and is not indicative of net income (loss) from operations as determined under GAAP. Adjusted EBITDA and other non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Adjusted EBITDA does not include certain expenses that may be necessary to review our operating results and liquidity requirements. Our definition and calculation of Adjusted EBITDA may differ from that of other companies.

Safe Harbor Statements

“Safe Harbor” statements under the Private Securities Litigation Reform Act of 1995: This press release contains estimates and forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements. The estimates and forward-looking statements contained in this press release are based mainly on our current expectations and estimates of future events and trends, which affect or may affect our businesses and operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties and are made in light of information currently available to us as of the date of this presentation. Many important factors may adversely affect our results as indicated in forward-looking statements. For a discussion of some of the important factors that could affect our results, you should refer to the disclosure contained in our prospectus file with the Securities and Exchange Commission on August 3, 2012, as amended, including the sections labeled “Risk Factors,” “Cautionary Note Concerning Forward-Looking Statements,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” Additional information will also be set forth in our quarterly report on Form 10-Q that will be filed for the quarter ended June 30, 2012, which should be read in conjunction with these financial results. These documents may be obtained by visiting our Investor Relations website at http://investors.globusmedical.com or the Securities and Exchange Commission's website at www.sec.gov.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of these risks and uncertainties, the estimates and forward-looking statements discussed in this press release might not occur and our future results and performance may differ materially from those expressed in these forward-looking statements. Because of these uncertainties, you should not place undue reliance on these forward-looking statements. The results we report in our quarterly report on Form 10-Q for the three months ended June 30, 2012, could differ from the preliminary results announced in this press release. In addition, please note that the date of this press release is August 21, 2012, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Sales	$95,977	$80,936	$190,694	$159,215
Cost of goods sold	18,379	17,269	36,770	32,168
Gross profit	77,598	63,667	153,924	127,047

Operating expenses:
Research and development	6,940	5,735	13,676	11,775
Selling, general and administrative	41,231	33,753	82,456	67,767
Provision for litigation settlements	(1,138)	370	(831)	384
Total operating expenses	47,033	39,858	95,301	79,926

Operating income	30,565	23,809	58,623	47,121
Other expense, net	(304)	(25)	(79)	(21)
Income before income taxes	30,261	23,784	58,544	47,100
Income tax provision	11,260	7,864	21,967	16,749

Net income	$19,001	$15,920	$36,577	$30,351

Earnings per share:
Basic	$0.22	$0.18	$0.41	$0.34
Diluted	$0.21	$0.18	$0.40	$0.33
Weighted average shares outstanding:
Basic	72,757	72,430	72,691	72,549
Diluted	75,657	74,652	75,458	75,102

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$165,577	$142,668
Accounts receivable, net of allowances of $906 and $602, respectively	49,475	46,727
Inventories	53,122	47,369
Prepaid expenses and other current assets	4,035	2,515
Income taxes receivable	3,812	3,336
Deferred income taxes	17,747	16,160
Total current assets	293,768	258,775
Property and equipment, net	55,772	52,394
Intangible assets, net	7,238	7,433
Goodwill	9,808	9,808
Other assets	718	980
Total assets	$367,304	$329,390

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,371	$5,323
Accounts payable to related party	483	1,178
Accrued expenses	19,207	21,268
Income taxes payable	764	302
Business acquisition liabilities, current	1,200	1,200
Total current liabilities	29,025	29,271
Business acquisition liabilities, net of current portion	8,333	9,089
Deferred income taxes	5,500	5,755
Other liabilities	2,758	2,799
Total liabilities	45,616	46,914

Equity:
Convertible preferred stock; $0.001 par value. Authorized, issued and outstanding 50,691 shares at June 30, 2012 and December 31, 2011	51	51
Common stock; $0.001 par value. Authorized 785,000 and 679,178 shares; issued and outstanding 72,780 and 72,529 shares at June 30, 2012 and December 31, 2011	73	73
Additional paid-in capital	109,269	106,708
Accumulated other comprehensive loss	(1,128)	(1,202)
Retained earnings	213,423	176,846
Total equity	321,688	282,476
Total liabilities and equity	$367,304	$329,390

The following is a reconciliation of Adjusted EBITDA to net income for the periods presented:

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net Income	$19,001	$15,920	$36,577	$30,351
Interest (income)/expense, net	(53)	75	(62)	57
Provision for income taxes	11,260	7,864	21,967	16,749
Depreciation and amortization	4,507	4,054	8,888	7,876
EBITDA	34,715	27,913	67,370	55,033
Stock-based compensation	1,026	585	2,137	1,386
Provision for legal settlements	(1,138)	370	(831)	384
Change in fair value of contingent consideration	62	152	(40)	152
Adjusted EBITDA	$34,665	$29,020	$68,636	$56,955
Adjusted EBITDA as a percentage of sales	36.1%	35.9%	36.0%	35.8%

Contact:

Ed Joyce
Director, Investor Relations
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com